Exhibit 21 - List of Subsidiaries

Name of Subsidiary                      State of Incorporation

AAA DCAP Agency, Inc.                    New York
AA DCAP Greenbrook Inc. (1)              New Jersey
DCAP Brentwood Inc.(2)                   New York
DCAP East Meadow, Inc.                   New York
East Meadow Agency, Inc.                 New York
DCAP Flushing, Inc.                      New York
DCAP Garden City Park, Inc.              New York
DCAP Insurance Agencies, Inc.            New York
DCAP Management Corp.                    New York
DCAP Manhattan, Inc.                     New York
DCAP Queens Agency, Inc.                 New York
DCAP White Plains, Inc.                  New York
FASK Agency, Inc.                        New York
Fulton Street Agency, Inc.               New York
IAH, Inc.                                Delaware
Intandem Corporation                     New York
Payments, Inc.                           New York
The Manhattan Agency, Inc.               New York
The White Plains Agency, Inc.            New York
1-800-Income Tax, Inc.                   New York

(1) Company owns 50% of the outstanding Common Stock.
(2) Company owns 80% of the outstanding Common Stock.